Exhibit 99.1

Merrimack Announces Private Placement of $175 Million of Senior Secured Notes

CAMBRIDGE, Mass., December 22, 2015 (PR Newswire) – Merrimack Pharmaceuticals, Inc. (Nasdaq: MACK) announced today the closing of a private placement of $175 million in aggregate principal amount of its senior secured notes due 2022 (the “Notes”). The Notes were sold only to qualified institutional buyers within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were sold at a price equal to 100% of the principal amount of the Notes. The Notes are senior secured obligations of Merrimack and will mature on December 15, 2022, unless earlier redeemed or repurchased in accordance with their terms prior to such date. The Notes bear interest at a rate of 11.5% per year, payable semi-annually.

Merrimack intends to use a portion of the net proceeds to repay all outstanding obligations under its loan and security agreement, as amended, with Hercules Technology Growth Capital, Inc. Merrimack intends to use the remaining net proceeds for working capital and other general corporate purposes.

“We are pleased this transaction has enhanced our cash position and will allow us to independently pursue the potential registration opportunity for MM-121 in non-small cell lung cancer announced today,” said Robert Mulroy, Merrimack President and CEO. “The funds from this transaction will support the late stage development of MM-302 and MM-121 as they progress towards potential registration opportunities, continued investment in ONIVYDE™ and general corporate purposes.”

For more information regarding the terms and conditions of the Notes, please refer to the Current Report on Form 8-K filed today by Merrimack with the Securities and Exchange Commission.

Morgan Stanley & Co. LLC acted as sole placement agent for the transaction.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities. The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

About Merrimack

Merrimack is a fully integrated biopharmaceutical company that views cancer as a complex engineering challenge. Through systems biology, which brings together the fields of biology, computing and engineering, Merrimack aims to decrease uncertainty in drug development and clinical validation, and move discovery efforts beyond trial and error. Such an approach has the potential to make individualized treatment of patients a reality. Merrimack’s first commercial product, ONIVYDE™ (irinotecan liposome injection), was approved by the U.S. FDA on October 22, 2015. With four additional candidates in clinical studies, several in preclinical development and multiple biomarkers designed to support patient selection, Merrimack is building one of the most robust oncology pipelines in the industry.

Cautionary Note on Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include any statements about Merrimack’s strategy, future operations, future financial position, future revenues and future expectations and plans and prospects for Merrimack, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this press release, Merrimack’s forward-looking statements include, among others, statements about Merrimack’s intended use of the net proceeds of the private placement. Such forward-looking statements involve substantial risks and uncertainties that could cause Merrimack’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Merrimack undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing Merrimack’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Merrimack’s business in general, see the “Risk Factors” section of Merrimack’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on November 9, 2015 and other reports Merrimack files with the SEC.

CONTACT:

Investor Contact:
Geoffrey M. Grande, CFA
Merrimack
617-441-7602
ggrande@merrimack.com

Media Contact:
Dana Robie
Merrimack
617-441-7408
drobie@merrimack.com